                 NOTICE OF JOINT ANNUAL MEETING OF SHAREHOLDERS
                          MAY 5, 1999, AT BOISE, IDAHO

                                                                  March 23, 1999

TO THE SHAREHOLDERS OF IDACORP, INC. AND IDAHO POWER COMPANY:

Notice is hereby given that the Joint Annual Meeting of Shareholders of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("Idaho Power") will be held on May 5, 1999 at 2:00 p.m. local time at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho, for the following purposes:

1. to elect twelve Directors of IDACORP with terms ranging from one to three years and four Directors of Idaho Power for a three year term;

2. to ratify the selection of Deloitte & Touche LLP as independent auditor for IDACORP and Idaho Power for the fiscal year ending December 31, 1999; and

3. to transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.

Common shareholders of record of IDACORP and Idaho Power and holders of Idaho Power 4% Preferred Stock and 7.68% Series, Serial Preferred Stock at the close of business on March 16, 1999, are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the Joint Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE RETURN YOUR PROXY PROMPTLY. It is important that your shares be represented at the meeting. Please mark, sign, date and return the accompanying proxy, regardless of the size of your holdings, as promptly as possible. A self-addressed postage prepaid envelope is enclosed for you to return the proxy card. Any shareholder returning a proxy card who attends the meeting may vote in person by revoking that proxy prior to or at the meeting.

                                  By Order of the Boards of Directors
                                  Robert W. Stahman
                                  Corporate Secretary

                  TO SHAREHOLDERS WHO RECEIVE MULTIPLE PROXIES

IF YOU OWN IDACORP COMMON STOCK OR IDAHO POWER PREFERRED STOCK OTHER THAN THE SHARES SHOWN ON THE ENCLOSED PROXY, YOU WILL RECEIVE A PROXY IN A SEPARATE ENVELOPE FOR EACH SUCH HOLDING. PLEASE EXECUTE AND RETURN EACH PROXY RECEIVED.

                             JOINT PROXY STATEMENT

                                 IDACORP, Inc.
                              Idaho Power Company
                             1221 West Idaho Street
                                  P.O. Box 70
                            Boise, Idaho 83707-0070

INTRODUCTION

On October 1, 1998, pursuant to an Agreement and Plan of Exchange dated as of February 2, 1998 between IDACORP, Inc. ("IDACORP") and Idaho Power Company ("Idaho Power"), the outstanding shares of common stock of Idaho Power were exchanged automatically on a share-for-share basis for common shares of IDACORP, and IDACORP thereby became the holding company for Idaho Power. As a result of the holding company formation, IDACORP holds 100% of the issued and outstanding shares of common stock of Idaho Power and approximately 92% of the total voting power of Idaho Power. The outstanding shares of Idaho Power's preferred stock were unchanged by the merger and continue to be outstanding shares. Holders of voting preferred stock of Idaho Power hold approximately 8% of Idaho Power's total outstanding voting power.

GENERAL INFORMATION

This Joint Proxy Statement and the accompanying form of proxy will first be sent to shareholders on or about March 23, 1999 and are provided to the shareholders of IDACORP and Idaho Power in connection with the solicitation of proxies on behalf of the Boards of Directors of IDACORP and Idaho Power for use at their joint annual meeting of shareholders and any adjournments or postponements thereof. The joint annual meeting is scheduled to be held on May 5, 1999, at 2:00 P.M., local time, at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho.

COST AND METHOD OF SOLICITATION

The cost of soliciting proxies will be paid by IDACORP and Idaho Power. In order to be assured that a quorum of outstanding shares will be represented at the meeting, proxies may be solicited by officers and regular employees of IDACORP or Idaho Power, personally or by telephone, telegraph, fax or mail, without extra compensation. In addition, the solicitation of proxies from brokers, banks, nominees and institutional investors will be made by Beacon Hill Partners, Inc., at a cost of approximately $3,500 plus out-of-pocket expenses. IDACORP and Idaho Power will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

MATTERS TO BE VOTED UPON

As of March 23, 1999, the only known business to be presented at the 1999 joint annual meeting of shareholders is (1) the election of Directors for IDACORP and Idaho Power and (2) the ratification of the appointment of Deloitte & Touche LLP as independent auditors of IDACORP and Idaho Power for the fiscal year ending December 31, 1999. If any other matter requiring a vote of shareholders should arise, it is the intention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

RECORD DATE

The Boards of Directors have fixed March 16, 1999, as the date for the determination of shareholders of IDACORP and Idaho Power entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on March 16, 1999 will be entitled to vote at the meeting.

VOTING SECURITIES

The outstanding voting securities of IDACORP as of the record date for the meeting are 37,612,351 shares of common stock, no par value, each share being entitled to one vote.

The outstanding voting securities of Idaho Power as of the record date for the meeting are as follows: 37,612,351 shares of common stock, $2.50 par value, held by IDACORP, each share being entitled to one vote; 159,635 shares of 4% Preferred Stock, $100 par value, each share being entitled to twenty votes; and 150,000 shares of 7.68% Series, Serial Preferred Stock, $100 par value, each share being entitled to one vote. The aggregate voting power of outstanding voting securities for Idaho Power is 40,955,051 votes.

VOTING

Shareholders representing a majority of the voting power of each company must be represented at the meeting, in person or by proxy, to constitute a quorum for transacting business.

Under the Idaho Business Corporation Act, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Assuming a quorum of each company is present, the following votes are required for approval of each proposal at the Annual Meeting; (i) Proposal No. 1--directors are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election of directors for that company; and (ii) Proposal No. 2--the selection of auditor is ratified where the votes cast within the voting group favoring ratification exceed the votes cast opposing ratification for that company.

With respect to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the results.

If no direction is given by a shareholder, proxies received will be voted FOR Proposal No. 1, election of management's nominees for Directors and FOR Proposal No. 2, ratification of the selection of Deloitte & Touche LLP as independent auditor for the fiscal year 1999.

A proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy by oral notice at that time. Otherwise, revocation of a proxy must be mailed to the Secretary of IDACORP or Idaho Power at 1221 West Idaho Street, Boise, Idaho 83702-5627, and received prior to the meeting.

SECRET BALLOT

It is the policy of IDACORP and Idaho Power that all proxy cards and ballots for the joint annual meeting that identify shareholders, including employees, are to be kept secret, and no such document shall be available for examination nor shall the identity and vote of any shareholder be disclosed to IDACORP or Idaho Power representatives or to any third party. Proxy cards shall be returned in envelopes addressed to the independent tabulator who receives, inspects and tabulates the proxies. Individual voted proxies and ballots are not seen by nor reported to IDACORP or Idaho Power except (i) as necessary to meet applicable legal requirements, (ii) to allow the independent election inspectors to certify the results of the shareholder vote, (iii) in the event of a matter of significance where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission, or (iv) to respond to shareholders who have written comments on their proxies.

                            1. ELECTION OF DIRECTORS

IDACORP's and Idaho Power's Boards of Directors each consist of the same 13 members. Mr. Soulen, who has served as a Director of Idaho Power since 1971, will retire from the IDACORP and Idaho Power Boards at the joint annual meeting having reached the mandatory retirement age of 70. We are thankful for the many years of dedicated and thoughtful service Mr. Soulen has provided to Idaho Power and IDACORP. With the retirement of Mr. Soulen, the number of Board members will become 12. IDACORP's Articles of Incorporation, as amended, provide that at the first Annual Meeting of Shareholders following the formation of the Corporation, the Board of Directors shall be divided into three classes as nearly equal in number as possible with the first class having a term of one year, the second class having a term of two years and the third class having a term of three years. Idaho Power's Restated Articles of Incorporation, as amended, provide that Directors be elected for three-year terms with approximately one-third of the Board of Directors to be elected at each annual meeting of Shareholders. At the 1999 joint annual meeting, IDACORP shareholders will elect Directors for periods of one, two and three years with the terms corresponding to those terms served by each as a Director of Idaho Power. The initial classes of Directors for IDACORP will be constituted as follows: One year with term expiring in 2000--Peter T. Johnson, Joseph W. Marshall, Peter S. O'Neill, Jan B. Packwood; two years with term expiring in 2001-- Rotchford L. Barker, Robert D. Bolinder, Jon H. Miller, Robert A. Tinstman; three years with term expiring in 2002--Robert L. Breezley, John B. Carley, Jack K. Lemley, Evelyn Loveless. At the 1999 joint annual meeting, Idaho Power shareholders will elect four Directors to the Board of Directors for a three-year term to expire in 2002--Robert L. Breezley, John B. Carley, Jack K. Lemley, Evelyn Loveless. All nominees are currently Directors of IDACORP and Idaho Power.

Unless otherwise instructed, proxies received will be voted in favor of the election of the Director nominees of the appropriate company. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for nominees selected by the appropriate Board of Directors.

EACH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITS NOMINEES LISTED
                                     BELOW.

                            IDACORP AND IDAHO POWER
                             NOMINEES FOR ELECTION
                               TERMS EXPIRE 2002

ROGER L. BREEZLEY

Private Investor; formerly a director (1983-1995), Chairman of the Board (1987-1994) and Chief Executive Officer (1987-1993) of U.S. Bancorp; Chairman of the Board and director of Applied Power Corporation; director of Idaho Power since 1993 and IDACORP since 1998.

Age 60

JOHN B. CARLEY

Chairman of the Executive Committee of the Board of Directors (1998) of Albertson's, Inc.; formerly President (1984-1996) and Chief Operating Officer (1990-1996) of Albertson's, Inc.; director of Boise Cascade Office Products Co.; director of Idaho Power since 1990 and IDACORP since 1998.

Age 65

JACK K. LEMLEY

Director of Lemley & Associates, Inc. (since 1987) and Chairman of the Board and Chief Executive Officer of American Ecology Corp.; director of Applied Power Corporation; director of Idaho Power since 1995 and IDACORP since 1998.

Age 64

EVELYN LOVELESS

Chief Executive Officer (since 1992) and a director of Global, Inc.; director of Key Bank of Idaho (since 1993); formerly President of Global, Inc. (1989-1992); director of Idaho Power since 1987 and IDACORP since 1998.

Age 65

                         IDACORP NOMINEES FOR ELECTION
                        IDAHO POWER CONTINUING DIRECTORS
                               TERMS EXPIRE 2001

ROTCHFORD L. BARKER

Director, American Ecology Corporation, Member and former director Chicago Board of Trade; director of Idaho Power and IDACORP since 1999.

Age 62

ROBERT D. BOLINDER

President of Robert D. Bolinder Associates; director of Hannaford Bros. Co. Inc.; director and Executive Vice President--Corporate Development and Planning of Smith's Food & Drug Centers, Inc. (1988-1998), director of Idaho Power since 1980 and IDACORP since 1998.

Age 67

JON H. MILLER

Private Investor; formerly President and Chief Operating Officer (1978-1990) and a director (1977-1990) of Boise Cascade Corporation; director of Specialty Paperboard Corporation; director and Chairman of the Board of Ida-West Energy Company; director of Idaho Power since 1988 and IDACORP since 1998.

Age 61

ROBERT A. TINSTMAN

Former President and Chief Executive Officer (1995-1999) and director (1995-1999) of Morrison Knudsen Corporation; director of Idaho Power and IDACORP since 1999.

Age 52

                         IDACORP NOMINEES FOR ELECTION
                        IDAHO POWER CONTINUING DIRECTORS
                               TERMS EXPIRE 2000

PETER T. JOHNSON

Private Investor; former Administrator of the Bonneville Power Administration (1981-1986); director of Standard Insurance Company; director of Ida-West Energy Company; director of Idaho Power since 1993 and IDACORP since 1998.

Age 66

JOSEPH W. MARSHALL

Chairman of the Board and Chief Executive Officer of Idaho Power (since 1989) and IDACORP (since 1998); director and President of Idaho Energy Resources Company; director of Ida-West Energy Company; director of Idaho Power Resources Corporation; director of Idaho Power since 1989 and IDACORP since 1998.

Age 60

PETER S. O'NEILL

President, O'Neill Enterprises Inc. (since 1990); director of BMC West Corporation; director of IDACORP Financial Services, Inc.; director of Idaho Power since 1995 and IDACORP since 1998.

Age 62

JAN B. PACKWOOD

President and Chief Operating Officer of Idaho Power (since 1997) and IDACORP (since 1998); formerly Executive Vice President (1996-1997) and Vice President-Bulk Power (1989-1996) of Idaho Power; director and Vice President of Idaho Energy Resources Company; director of Stellar Dynamics, Inc.; director of IDACORP Financial Services, Inc.; director of IDACORP Energy Solutions Co.; director of Idaho Power since 1997 and IDACORP since 1998.

Age 55

                     MEETINGS OF THE BOARDS AND COMMITTEES

The IDACORP Board of Directors held two meetings in 1998 while the Idaho Power Board of Directors held six meetings during 1998. All Directors attended at least 75 percent of the total meetings of the Board of Directors and all committees of which they were members. The average attendance during 1998 at all meetings of the Boards and all meetings of the committees of the Boards was 96.9 percent.

The Committees of each of IDACORP and Idaho Power are the Executive Committee, the Audit Committee, the Compensation Committee and the Investment Committee. As to IDACORP, these Committees were first formed in September of 1998. The members of the Committees are the same individuals for both IDACORP and Idaho Power. IDACORP has two committees which Idaho Power does not have--the Committee of Outside Directors and the Planning Committee. Idaho Power has a Finance Committee which IDACORP does not have. Board committees, their membership during 1998 and a brief statement of their principal responsibilities are presented below.

EXECUTIVE COMMITTEE

The Executive Committees act on behalf of the Boards of Directors of IDACORP and Idaho Power, as applicable, when the respective Boards are not in session, except on those matters which require action of the full Boards. Members of the Committee are Robert D. Bolinder (Chairman), John B. Carley, Joseph W. Marshall, Jon H. Miller and Gene C. Rose. During 1998, the Idaho Power Executive Committee met one time.

AUDIT COMMITTEE

The Audit Committees of IDACORP and Idaho Power assist the Boards of Directors in fulfilling oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Boards have established, the audit process and services provided by the independent auditors, the plans and activities of the Internal Audit Department and the conducting of business under the Business Conduct Guide. Members of the Committee are Gene C. Rose (chairman), Robert D. Bolinder, Peter T. Johnson and Jack K. Lemley. During 1998, the Idaho Power Audit Committee met five times and the IDACORP Audit Committee met two times.

COMPENSATION COMMITTEE

The Compensation Committees of IDACORP and Idaho Power assist the Boards of Directors in discharging duties and responsibilities regarding management of the total compensation philosophy, total compensation programs for executives, senior managers and employees, and all other compensation-related matters which properly come before the Boards of Directors. Members of the Committee are John
B. Carley (chairman), Peter T. Johnson, Evelyn Loveless and Peter S. O'Neill. During 1998, the Idaho Power Compensation Committee met three times and the IDACORP Compensation Committee met one time.

INVESTMENT COMMITTEE

The Investment Committees of IDACORP and Idaho Power assist the Boards of Directors in fulfilling oversight responsibilities to participants and beneficiaries under the Retirement Plan and to shareholders by reviewing Plan design, formulating investment philosophies and establishing investment policies, establishing performance measurement objectives and benchmarks, monitoring the performance of investment managers, trustees, independent consultants and consulting actuaries to the Plan, reviewing sufficiency of Plan assets to cover liabilities and reviewing compliance with all applicable laws and regulations pertaining to the Plan. Members of the Committee are Jon H. Miller (chairman), Roger L. Breezley, Phil Soulen and Jan B. Packwood. During 1998, the Idaho Power Investment Committee met three times and the IDACORP Investment Committee met one time.

COMMITTEE OF OUTSIDE DIRECTORS

In September of 1998, the IDACORP Board formed a Committee of Outside Directors. The primary function of the Committee of Outside Directors is to review and evaluate the performance of the Chief Executive Officer and to establish individual and corporate goals and strategies relating to the Chief Executive Officer. It also acts as a nominating committee to review and make recommendations to the Board of Directors for Director candidates to fill Board vacancies and considers shareholder nominees for the Board of Directors for whom timely written resumes are received no earlier than 90 days, and no later than 60 days, prior to the annual meeting. Members of the Committee are all members of the IDACORP Board of Directors who are not officers or employees or former officers of IDACORP or one of its subsidiaries. During 1998, the Committee of Outside Directors met two times.

PLANNING COMMITTEE

In September of 1998, the IDACORP Board formed a Planning Committee. The primary function of the Planning Committee is to review the strategic plan of IDACORP including its subsidiaries. Members of the Committee are John B. Carley, Joseph
W. Marshall, Jon H. Miller, Peter S. O'Neill and Jan B. Packwood. During 1998, the Planning Committee met two times.

FINANCE COMMITTEE

The Finance Committee of Idaho Power has authority to authorize and approve the issuance and sale or contract for the sale of debt securities and/or the call for redemption of debt securities of Idaho Power. Members of the Committee are Joseph W. Marshall (chairman), Robert D. Bolinder, John B. Carley and Jon H. Miller. During 1998, the Finance Committee met one time.

                          TRANSACTION WITH MANAGEMENT

See COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION for additional information regarding Mr. O'Neill.

                       2. RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITOR

At the joint annual meeting, the shareholders will be asked to ratify the selection by the IDACORP and the Idaho Power Boards of Directors of Deloitte & Touche LLP as the firm of independent public accountants to audit the financial statements of IDACORP and Idaho Power for the fiscal year 1999. This firm has conducted consolidated annual audits of Idaho Power for many years and is one of the world's largest firms of independent certified public accountants. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement and to respond to appropriate questions.

THE BOARDS OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE "FOR" DELOITTE & TOUCHE LLP
                                       AS
                 INDEPENDENT AUDITOR OF IDACORP AND IDAHO POWER

                                 OTHER BUSINESS

Neither the IDACORP nor the Idaho Power Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Joint Proxy Statement. In addition, they have not been informed that any other matter will be presented to the meeting by others. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

At the meeting, management will report on the business of IDACORP and Idaho Power, and shareholders will have an opportunity to ask questions.

                             PRINCIPAL SHAREHOLDERS

The following table presents certain information regarding shareholders who are known to IDACORP or Idaho Power to be the beneficial owners of more than 5 percent of any class of voting securities of IDACORP or Idaho Power as of March 1, 1999:

                                     NAME AND ADDRESS        AMOUNT AND NATURE OF                PERCENT
CLASS OF STOCK                     OF BENEFICIAL OWNER       BENEFICIAL OWNERSHIP               OF CLASS
-------------------------------  ------------------------  ------------------------  -------------------------------
Idaho Power Common Stock         IDACORP, Inc.                     37,612,351                         100
                                 1221 W. Idaho Street
                                 Boise, Idaho 83702

As a result of the formation of the holding company, IDACORP became the holder of all issued and outstanding shares of Idaho Power common stock on October 1, 1998.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of IDACORP common stock and Idaho Power preferred stock beneficially owned on March 1, 1999, by the Directors and nominees, by those Executive Officers named in the Summary Compensation Table and by the Directors and Executive Officers of IDACORP and Idaho Power as a group:

                                                                                        AMOUNT OF
                                                                                        BENEFICIAL        PERCENT OF
  TITLE OF CLASS                      NAME OF BENEFICIAL OWNER                         OWNERSHIP(1)          CLASS
------------------  ------------------------------------------------------------  ----------------------  -----------
Common Stock        Rotchford L. Barker                                                      1,000                 *
Common Stock        Robert D. Bolinder                                                       1,000                 *
Common Stock        Roger L. Breezley                                                          697                 *
Common Stock        John B. Carley                                                           3,007                 *
Common Stock        Peter T. Johnson                                                         2,000                 *
Common Stock        Jack K. Lemley                                                           1,500                 *
Common Stock        Evelyn Loveless                                                          1,420                 *
Common Stock        Joseph W. Marshall                                                      38,850                 *
Common Stock        Jon H. Miller                                                              500                 *
Common Stock        Peter S. O'Neill                                                           500                 *
Common Stock        Jan B. Packwood                                                         23,050                 *
Common Stock        Phil Soulen                                                              5,771                 *
Common Stock        Robert A. Tinstman                                                           0
Common Stock        J. LaMont Keen                                                          12,082                 *
Common Stock        Richard Riazzi                                                           5,238                 *
Common Stock        Kip W. Runyan                                                            9,035                 *
Common Stock        All Directors and Executive Officers of IDACORP as a group             114,946                 *
                    (16 persons)
Preferred Stock     All Directors and Executive Officers of IDACORP as a group                  27                 *
                    (16 persons)
Common Stock        All Directors and Executive Officers of Idaho Power as a               139,962                 *
                    group (19 persons)
Preferred Stock     All Directors and Executive Officers of Idaho Power as a                    27                 *
                    group (19 persons)

------------------------

*   Less than 1 percent.

(1) Includes shares of Common Stock subject to forfeiture and restrictions on transfer issued pursuant to the 1994 Restricted Stock Plan.

All Directors and Executive Officers have sole voting and investment power for the shares held by them including shares owned through the Employee Savings Plan and the Dividend Reinvestment and Stock Purchase Plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of IDACORP and Idaho Power records and copies of reports on Forms 3, 4 and 5 furnished to IDACORP and Idaho Power or written representations that no reports on Form 5 were required, IDACORP and Idaho Power believe that during 1998 all persons subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                        REPORT OF COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

GENERAL

The Idaho Power Board of Directors Compensation Committee, which is the same as the IDACORP Compensation Committee, ("Committee") established all components of 1998 compensation for the Executive Officers of Idaho Power, who now serve in the same positions at IDACORP. There were no salary adjustments for the Executive Officers with the formation of the holding company. This report, therefore, is given with respect to the Executive Officers for their services during 1998 to Idaho Power.

The Committee administers the Idaho Power executive compensation program. As such, the Committee is responsible for recommending (1) the compensation philosophy, (2) executive compensation plans that support the philosophy, and
(3) the appropriate levels of compensation for Executive Officers. The Committee is composed of four independent, non-employee Directors. Following the development of recommendations by the Compensation Committee, all issues related to executive compensation are submitted to the full Board of Directors of Idaho Power (which is the same as the board of IDACORP) for approval. The Board approved, without modification, all executive compensation recommendations of the Committee for 1998.

COMPENSATION PHILOSOPHY

The compensation philosophy for Executive Officers is consistent with the compensation philosophy Idaho Power has adopted for all employees except that for Executive Officers and senior managers the Committee has aligned short-term and long-term incentive plans with corporate financial performance and increased the percentage of their total compensation which is at risk. The Idaho Power compensation program is designed to:

1. manage employee compensation as an investment with the expectation employees will contribute to Idaho Power's financial performance, its environmental record and public reputation in the markets it serves;

2. be competitive with respect to those companies in the markets in which we compete for employees, allowing Idaho Power to successfully attract and retain the qualified employees necessary for long-term success;

3. recognize individuals for their demonstrated ability to perform their position responsibilities; and

4.  balance total compensation with Idaho Power's ability to pay.

COMPENSATION MARKET

As part of its review of Idaho Power's executive total compensation program (base salary, annual and long term incentives and retirement) completed during 1997, the Committee studied the appropriate competitive market for executive compensation. The previous competitive market was electric utilities with revenues of $500 million to $700 million annually. After review, the Committee concluded that this market did not appropriately reflect the size and complexity of Idaho Power due to its hydro production base, low cost rate structure and revenue increases. In November 1997, the Committee selected comparable utilities with annual revenues ranging from $500 million to $1 billion as the new competitive market for executive total compensation. The Committee believes this competitive market to be more representative of Idaho Power's size and complexity while still reflective of Idaho Power's revenues.

1998 BASE SALARIES

Salary ranges for Executive Officers are reviewed annually and are supported by salary comparisons with similar positions in electric utilities throughout the United States with annual revenues ranging from $500 million to $1 billion. The competitive point for executive compensation for 1998 was targeted near the median of the salary levels for executive officers of these utilities. Actual compensation of individual Executive Officers is based upon their levels of responsibility, experience in their positions, prior experience, breadth of knowledge and job performance. The electric utility group utilized by the Committee to compare Executive Officer salaries is different from the EEI 100 Electric Utilities Index group utilized by Idaho Power to compare the financial performance of Idaho Power with a nationally recognized industry standard. The Committee has used this smaller electric group for salary comparison purposes since November 1994, based on its belief that it is more appropriate to compare Executive Officer salaries with electric utilities of comparable revenues, size and complexity than with all electric utilities regardless of size as represented in the EEI Electric Utilities Index.

In November of 1997, the Committee recommended adjustments to the 1998 salary ranges for the Executive Officer group based on the annual Executive Officer compensation review referenced above. Salary adjustments for 1998 averaged approximately 3 percent, to move them nearer (but slightly below) the median of the comparison group. The Committee considered each of the factors discussed above but did not assign a formal weighting for each factor.

SHORT-TERM INCENTIVE COMPENSATION

The Committee implemented the Idaho Power Executive Incentive Plan effective January 1, 1998 (Executive Incentive Plan). This Incentive Plan ties a portion of each executive's annual compensation to achieving certain financial goals. For 1998, the established financial goals were in the areas of earnings per share, return on common equity and capital and operation and maintenance expenses. Each goal is designed with a minimum or threshold level and a series of five levels above the threshold with each level having a multiplier which increases as the performance requirement under the goal increases. The threshold level for earnings per share was $2.21 per share with a multiplier of .16 with a maximum level of $2.34 per share with a .66 multiplier. In 1998, Idaho Power earned $2.37 per share. The threshold level for return on common equity was 11.5 percent with a multiplier of .16 with the highest level at 12.1 percent with a
 .66 multiplier. In 1998, Idaho Power's return on Company equity was 12.2 percent. The threshold level for capital and operations and maintenance expenses was $297.3 million with a multiplier of .16 with the maximum level at $282.3 million with a multiplier of .66. In 1998, Idaho Power's capital and operation and maintenance expenses totaled $279.9 million. The award opportunities vary by position as a percentage of base salary with the award opportunities for the officers ranging from a minimum of 7.2 percent to a maximum of 30 percent. The Executive Incentive Plan does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan. The performance levels within each goal were established based upon the performance in previous years with the higher levels requiring achieving goals in excess of performance in previous years in each goal. In 1998, Idaho Power achieved the maximum level of performance for each goal, and as a result, Executive Officers received the maximum award under the Incentive Plan. Awards under the Executive Incentive Plan are reflected in the bonus column of the Summary Compensation table.

LONG-TERM INCENTIVE COMPENSATION

The 1994 Restricted Stock Plan ("Plan"), approved by shareholders at the May 1994 Annual Meeting, was implemented in January 1995 as an equity-based long-term incentive plan. A grant under the Plan was made to all officers in January 1998, with a three-year restricted period beginning January 1, 1998 and ending December 31, 2000, with a single financial performance goal of Cumulative Earnings Per Share ("CEPS"). To receive a final share award each officer must be employed by Idaho Power, as an officer, during the entire restricted period (with certain exceptions), and Idaho Power must achieve the CEPS performance goal established by the Board of Directors. The restricted stock grant percentage (a percentage of base salary converted into shares of stock based upon the closing stock price for a share of Idaho Power common stock on December 31, 1997) varied by position with the percentages for the Chief Executive Officer ranging from a minimum of 18 percent to a maximum of 53 percent. For all other Executive Officers, the percentage ranged from a minimum of 10 percent to a maximum of 45 percent. The target grant percentages for new grants are reviewed annually as part of the annual Executive Officer compensation review referenced above and the 1998 grants were at a level below the median target levels among the comparison group.

Idaho Power has no policy regarding the deductibility of qualifying compensation paid to Executive Officers under Section 162(m) of the Internal Revenue Code.

INCENTIVE COMPENSATION PLANS--PERFORMANCE

Since 1995, the Committee has been adjusting executive compensation to place a higher percentage of total executive compensation at risk with the at risk portion tied to corporate financial performance. This adjustment has been accomplished by aligning the short-term and long-term incentive plans with certain financial goals and making the plans a larger percentage of the executive's total compensation. To date, the Committee feels this approach has proven successful and has presented high performance expectations to management in the past and for 1999 and beyond. The Committee believes that a brief review of corporate financial performance under the short-term and long-term incentive plans is appropriate in this Report.

The 1994 Restricted Stock Plan is a long-term equity based incentive plan with a single financial performance goal of cumulative earnings per share (CEPS) over a three year restricted period. For the three year period (1992-1994) prior to the establishment of goals under and implementation of the Restricted Stock Plan, Idaho Power earned a total CEPS of $5.49. In January of 1995, a grant was made under the Restricted Stock Plan for a three year restricted period through December 31, 1997 with a target CEPS of $6.00. Earnings improved steadily over the three year restricted period-$2.10 in 1995, $2.21 in 1996 and $2.32 in 1997 for a total CEPS of $6.63. This resulted in grants earned at the maximum level for all named executives. For the three year period (1993-1995) prior to the establishment of goals for the second restricted period (1996-1998), Idaho Power earned a total CEPS of $6.04. In January of 1996, a grant was made under the Restricted Stock Plan for a three year restricted period through December 31, 1998 with a target CEPS of $6.60. Earnings continued to improve steadily over the three year restricted period-$2.21 in 1996, $2.32 in 1997 and $2.37 in 1998, for a total CEPS of $6.90 resulting in grants earned at the maximum level for all named executives. The Committee has continued to increase the grant percentage (a percentage of base salary converted into shares of stock) and the financial goal (CEPS) in connection with grants under the Restricted Stock Plan in January of 1997, 1998 and 1999.

The 1995 Executive Annual Incentive Plan was a short-term cash-based incentive plan with a series of four evenly weighted performance goals designed to promote safety, control capital and operation and maintenance expenditures and increase annual earnings per share. In 1995, Idaho Power achieved the maximum level of performance for each goal area including the earnings per share level. In 1996, a fifth goal-customer satisfaction-was established with all five goals evenly weighted and Idaho Power achieved a level of performance averaging near the target level, with the earnings per share set at a maximum of $2.22 compared with actual earnings of $2.21. In 1997, the Executive Annual Incentive Plan was suspended and the executive officers participated in Idaho Power's Employee Incentive Plan. In 1998, the Committee adopted a new Executive Incentive Plan which is described in the Short-Term Incentive Compensation section of this report. The goals in the 1998 Plan have migrated to purely financial goals and the Plan does not permit the payment of awards if there is no payment of awards made under the Employee Incentive Plan. The Committee has continued to increase the target percentage of base salary and the financial goals in connection with awards under the Executive Annual Incentive Program.

The Committee would like to point out that the Snake River Basin has experienced above normal water conditions in each year of the last four years, 1995 through 1998, which has favorably influenced earnings and benefitted all Idaho Power shareholders.

CEO SALARY - 1998

In January 1998, Mr. Marshall who has served as Chief Executive Officer since 1989, was granted a salary increase of approximately 4.7 percent. The competitiveness of Mr. Marshall's salary is reviewed annually based upon comparisons with salaries of chief executive officers of comparable utilities with annual revenues ranging from $500 million to $1 billion. The competitive point for Mr. Marshall's salary is targeted near the median of this comparison. The actual 1998 salary adjustment for Mr. Marshall was near the median of salary levels for chief executive officers of the comparison utility group and is based on the level of his responsibilities, the depth of his experience, his job performance and the overall competitive level of his current compensation based on the annual Executive Officer compensation review referenced above. The Committee considered each of these factors but did not assign a formal weighting for each factor.

Mr. Marshall is a participant in the Executive Incentive Plan with a 1998 award opportunity ranging from a minimum of 7.2 percent to a maximum of 30 percent of base salary. This award level was established based upon the Executive Officer compensation review referenced above and was approximately one-half of the median level of award opportunities for chief executive officers of the comparison utility group. In 1998, the Company achieved the maximum level of performance for each goal area, and as a result, Mr. Marshall will receive an award under the Executive Incentive Plan of 30 percent of his base salary. In addition, Mr. Marshall is a participant in the Restricted Stock Plan as discussed above and received a stock grant at the target level of 35 percent in 1998 and will receive a final share award after the restricted period ends if he remains employed by the Company as an officer during the entire restricted period and Idaho Power achieves its CEPS performance goal established by the Board of Directors.

John B. Carley, Chairman           Evelyn Loveless
Peter T. Johnson                   Peter S. O'Neill

                            IDACORP AND IDAHO POWER
                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                 ANNUAL         -----------------
                                                              COMPENSATION         RESTRICTED
                                                          --------------------        STOCK              ALL OTHER
NAME AND                                                   SALARY      BONUS       AWARD(S)(1)        COMPENSATION(2)
PRINCIPAL POSITION                              YEAR         ($)        ($)            ($)                  ($)
-------------------------------------------  -----------  ---------  ---------  -----------------  ---------------------

Joseph W. Marshall                                 1998     440,000    132,000        154,000                6,400
  Chairman of the Board and Chief Executive        1997     420,000     32,760        126,000                6,400
  Officer, IDACORP and Idaho Power                 1996     400,000     56,990         96,000                6,000

Jan B. Packwood                                    1998     250,000     75,000         75,000                6,400
  President and Chief Operating Officer,           1997     207,692     16,200         36,000                5,873
  IDACORP and Idaho Power                          1996     182,000     25,049         30,600                6,000

J. LaMont Keen                                     1998     200,000     60,000         60,000                6,400
  Vice President, Chief Financial Officer &        1997     178,000     13,884         49,840                6,400
  Treasurer, IDACORP and Idaho Power               1996     170,000     24,222         30,600                6,000

Richard Riazzi                                     1998     210,000     60,202         52,500                4,543
  Vice President-Marketing & Sales, IDACORP        1997     181,450     14,153         64,640               --
  and Idaho Power                                  1996      --         --             --                   --

Kip W. Runyan                                      1998     192,000     57,600         48,000                6,400
  Vice President-Delivery, Idaho Power             1997     173,010     70,875         14,846                4,940
                                                   1996     160,501     62,893         --                    3,000

------------------------

(1) The aggregate restricted stock holdings as of December 31, 1998 are as follows: Mr. Marshall held 11,341 ($410,402) shares of restricted stock; Mr. Packwood held 4,812 ($174,134) shares of restricted stock; Mr. Keen held 4,216 ($152,567) shares of restricted stock; Mr. Riazzi held 3,113 ($112,652) shares of restricted stock; Mr. Runyan held 1,753 ($63,437) shares of restricted stock; Dividends are paid on restricted stock when and as paid on the IDACORP Common Stock.

(2) Represents Idaho Power's contribution to the Employee Savings Plan (401-k plan).

                             DIRECTOR COMPENSATION

During 1998, each Director who was not an employee of IDACORP or Idaho Power received $800 for each Board meeting and for each committee meeting attended. In addition, non-employee Directors who are chairman of Board committees received $1,820 per month; other non-employee Directors received $1,650 per month. Directors may defer all or a portion of any retainers and meeting fees under a deferred compensation plan. Under the plan, at retirement Directors may elect to receive one lump-sum payment of all amounts deferred with interest, or a series of up to 10 equal annual payments, depending upon the specific deferral arrangement. A special account is maintained on the books showing the amounts deferred and the interest accrued thereon. The Directors participate in a non-qualified deferred compensation plan (a non-qualified defined benefit plan for Directors) that is financed by life insurance on the participants and provides, upon retirement from the Idaho Power Board, for the payment of $17,500 per year for a period of 15 years.

Beginning October 1, 1998, since each director serves on both the IDACORP and Idaho Power Boards and on the same committees of each Board, the monthly retainer will apply to service on both Boards as will the meeting fees for the Board meetings and for each committee which has a corresponding committee at both companies. It is expected that the practice will be that meetings of the IDACORP and Idaho Power Boards and the corresponding committees will be held in conjunction with each other and a single meeting fee will be paid for each set of meetings. Separate meeting fees will be paid in the event a Board or committee meeting is not held in conjunction with a meeting of the corresponding Board or committee and for those committee meetings which do not have a corresponding committee.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

The members of the Compensation Committees for 1998 were John B. Carley, Peter
T. Johnson, Evelyn Loveless and Peter S. O'Neill. O'Neill Enterprises, of which Mr. O'Neill is President, is the developer of the Surprise Valley Partnership developing a residential community in southeast Boise. In May of 1995, Idaho Power entered into an agreement leasing approximately 48.21 acres to Surprise Valley Partnership for 10 years at a monthly rate of $1,118.75. The lease payments were based on an 8 percent return on fair market value with the fair market value of the leased land determined by independent appraisers. Idaho Power's appraisal was provided by Nelson & Hastings, Real Estate Appraisers and Consultants, with Brad Janoush Appraisal M.A.I. providing the appraisal for Surprise Valley Partnership.

                              EMPLOYMENT CONTRACTS

Idaho Power entered into an employment agreement in 1997 with Richard Riazzi, Vice President-Marketing and Sales, for a three-year term ending December 1999, with automatic one year extensions thereafter unless the parties agree to terminate. The agreement provides for a minimum base salary of $191,000 per year subject to annual review, a phantom stock award made in 1997, plus annual and long-term incentive compensation opportunities. In the event of termination of employment following a change of control, which is defined as the acquisition of beneficial ownership of 20% of voting power, certain changes in the Board, or approval by the shareholders of the liquidation, of certain merger or consolidations or of certain transfers of assets, Mr. Riazzi will receive 18 months base salary plus the greater of two times the most recent annual bonus or two times the average annual bonus for the three previous years, subject to any limitations provided by Section 280G of the Internal Revenue Code.

                               PERFORMANCE GRAPH
                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        $100 INVESTED DECEMBER 31, 1993

                                    [GRAPH]

                           PERIODS ENDING DECEMBER 31

                    SOURCE: ZACKS INVESTMENT RESEARCH, INC.
                         AND EDISON ELECTRIC INSTITUTE

The table shows a COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN for IDACORP Common Stock, the S&P 500 Index and the Edison Electric Institute
(EEI) 100 Electric Utilities Index. The data assumes that $100 was invested on December 31, 1993, with beginning-of-period weighting of the peer group indices (based on market capitalization) and monthly compounding of returns. As of October 1, 1998, all outstanding shares of Idaho Power common stock were exchanged on a share-for-share basis for IDACORP common stock.

                                                                                     EEI 100
                                                                                    ELECTRIC
                                                         IDACORP     S & P 500      UTILITIES
                                                       -----------  -----------  ---------------

1993.................................................   $  100.00    $  100.00      $  100.00

1994.................................................       83.17       101.32          88.43

1995.................................................      114.25       139.40         115.86

1996.................................................      126.02       171.40         117.25

1997.................................................      161.64       228.58         149.34

1998.................................................      164.47       293.91         170.07

                              RETIREMENT BENEFITS

The following table sets forth the estimated annual retirement benefits payable under the Idaho Power Retirement Plan (a qualified defined benefit pension plan for all regular employees) and under the Idaho Power Security Plan for Senior Management Employees (a non-qualified defined benefit plan for senior management employees). The plans cover employees of IDACORP and Idaho Power.

                               PENSION PLAN TABLE

                                                                     YEARS OF SERVICE
                                          ----------------------------------------------------------------------
REMUNERATION                                  15          20          25          30          35          40
----------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------

$75,000                                   $   45,000  $   48,750  $   52,500  $   56,500  $   56,250  $   56,250

$100,000                                  $   60,000  $   65,000  $   70,000  $   75,000  $   75,000  $   75,000

$125,000                                  $   75,000  $   81,250  $   87,500  $   93,750  $   93,750  $   93,750

$150,000                                  $   90,000  $   97,500  $  105,000  $  112,500  $  112,500  $  112,500

$175,000                                  $  105,000  $  113,750  $  122,500  $  131,250  $  131,250  $  131,250

$200,000                                  $  120,000  $  130,000  $  140,000  $  150,000  $  150,000  $  150,000

$225,000                                  $  135,000  $  146,250  $  157,500  $  168,750  $  168,750  $  168,750

$250,000                                  $  150,000  $  162,500  $  175,000  $  187,500  $  187,500  $  187,500

$275,000                                  $  165,000  $  178,750  $  192,500  $  206,250  $  206,250  $  206,250

$300,000                                  $  180,000  $  195,000  $  210,000  $  225,000  $  225,000  $  225,000

$325,000                                  $  195,000  $  211,250  $  227,500  $  243,750  $  243,750  $  243,750

$350,000                                  $  210,000  $  227,500  $  245,000  $  262,500  $  262,500  $  262,500

$375,000                                  $  225,000  $  243,750  $  262,500  $  281,250  $  281,250  $  281,250

$400,000                                  $  240,000  $  260,000  $  280,000  $  300,000  $  300,000  $  300,000

$450,000                                  $  270,000  $  292,500  $  315,000  $  337,500  $  337,500  $  337,500

$500,000                                  $  300,000  $  325,000  $  350,000  $  375,000  $  375,000  $  375,000

Benefits under the Retirement Plan for senior management employees at normal retirement age are calculated on years of credit service using the average of the highest five consecutive years' salary plus bonus (as reported in the Summary Compensation Table) in the last 10 years before retirement. Benefits under the Security Plan for Senior Management Employees are based upon a similar average of the highest five consecutive years of salary plus bonus in the last 10 years before retirement, a normal retirement age of 62 years, years of participation as a senior management employee, and are payable over the participant's lifetime. Generally, total retirement benefits from the Retirement Plan and Security Plan for Senior Management Employees will range from 60 percent to 75 percent of the participant's average salary plus bonus in the highest five consecutive years in the last 10 years of employment. The Security Plan is financed by life insurance on the participants and is designed so that if assumptions made as to mortality expectation, policy dividends and other factors are realized, Idaho Power will recover the cost of this plan. Effective August 1, 1996, Idaho Power terminated its Supplemental Employee Retirement Plan (a non-qualified plan that provided benefits that would otherwise have been denied participants by reason of certain Internal Revenue Code limitation on qualified plan benefits). Benefits payable from the Retirement Plan and the Security Plan are included in the table above. Benefits shown above are not subject to any deduction for Social Security benefits or other offset amounts.

As of December 31, 1998, the final five-year average salary plus bonus under the retirement plans as referred to above for the five Executive Officers named in the Summary Compensation Table are: Mr. Marshall, $430,396; Mr. Packwood, $202,590; Mr. Keen, $182,198; Mr. Riazzi, $206,840; and Mr Runyan, $216,354.
Years of credited service under the Retirement Plan and years of participation as a senior management employee are, respectively: Mr. Marshall, 29, 22; Mr. Packwood, 29,22; Mr. Keen, 25, 16; and Mr. Runyan, 14, 9; Mr. Riazzi has two years of credited service, but has not vested in the plan.

                                 ANNUAL REPORT

IDACORP's 1998 annual report to shareholders, including financial statements for 1996, 1997 and 1998, was mailed on or about March 23, 1999, to all shareholders of record, and copies have been mailed to all persons becoming shareholders of record up to and including the stock record date for the meeting. Idaho Power financial statements for 1996, 1997 and 1998 included in the joint Annual Report on Form 10-K were mailed to Idaho Power shareholders of record on or about March 23, 1999.

                   2000 JOINT ANNUAL MEETING OF SHAREHOLDERS

IDACORP

Nominations for Directors may be made only by the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP not earlier than 90 days, and not later than 60 days, prior to the annual meeting.

Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for prior year's annual meeting of shareholders or the date specified by an advance notice provision in the company's Bylaws.

IDACORP's Bylaws contain such an advance notice provision. Under the Bylaws, no business may be brought before an annual meeting of the shareholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP not earlier than 90 days, and not later than 60 days, prior to the annual meeting.

For the 2000 Joint Annual Meeting of Shareholders, expected to be held on May 3, 2000, IDACORP shareholders must submit such nominations or proposals to the Secretary of IDACORP no earlier than February 3, 2000 and no later than March 6, 2000.

IDAHO POWER

For the 2000 Joint Annual Meeting of Shareholders, expected to be held on May 3, 2000, Idaho Power shareholders are requested to submit any nominations for the Board of Directors of Idaho Power to the Secretary of Idaho Power no earlier than February 3, 2000 and no later than March 6, 2000.

Idaho Power's Bylaws do not contain an advance notice provision. For the 2000 Joint Annual Meeting of Shareholders, expected to be held on May 3, 2000, Idaho Power shareholders must submit a written notice of matters they intend to bring before the meeting to the Secretary of Idaho Power on or before February 7, 2000.

IDACORP AND IDAHO POWER

The requirements referred to above are separate and apart from the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement under Rule 14a-8. For the 2000 Joint Annual Meeting of Shareholders expected to be held on May 3, 2000, any shareholder who wishes to submit a proposal for inclusion in the joint proxy materials pursuant to Rule 14a-8 must submit such proposal to the Secretary of IDACORP or Idaho Power, as the case may be, on or before November 24, 1999.

IT IS REQUESTED THAT EACH SHAREHOLDER WHO CANNOT ATTEND THE MEETING SEND IN HIS OR HER PROXY OR PROXIES WITHOUT DELAY.

                                                                  March 23, 1999

Dear Shareholder of IDACORP:

It is our pleasure to invite you to attend the upcoming 1999 joint annual meeting of Shareholders of IDACORP, Inc., and Idaho Power Company to be held on May 5, 1999, at 2:00 P.M., local time, at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Joint Proxy Statement on the following pages. This year, IDACORP, Inc. is asking you to elect Directors and to ratify the appointment of an independent auditor for the fiscal year ending December 31, 1999.

The utility industry continues to undergo change, and we continue to change to meet the challenges of a competitive future. Anticipating and responding to the competitive future is critical to our continued viability and will determine our success in increasing the value of your investment. We will again share with you changes in the industry and the rebuilding of our organization.

YOUR VOTE IS IMPORTANT. EMPLOYEES ARE THE SINGLE LARGEST HOLDER OF IDACORP'S COMMON STOCK. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.


/s/ Joseph W. Marshall                     /s/ Jan B. Packwood

Joseph W. Marshall                         Jan B. Packwood
Chairman & Chief Executive Officer         President & Chief Operating Officer

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted "For" proposal (1), election of management's nominees for directors, and "For" proposal (2), ratification of the selection of Deloitte & Touche LLP as independent auditor for the fiscal year 1999.

The undersigned hereby appoints Joseph W. Marshall and Robert W. Stahman, and each of them, proxies with full power of substitution to vote for the undersigned at the Joint Annual Meeting of Shareholders of IDACORP, Inc. and Idaho Power Company, and at any adjournments thereof, on the matters set forth in the Proxy Statement and such other matters as may come before the meeting and hereby directs that this proxy be voted in accordance with the instructions herein.

Please date, sign and promptly mail in the self-addressed return envelope which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

                                                                  March 23, 1999

Dear Shareholder of IDACORP:

It is our pleasure to invite you to attend the upcoming 1999 joint annual meeting of Shareholders of IDACORP, Inc. and Idaho Power Company to be held on May 5, 1999, at 2:00 P.M., local time, at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Joint Proxy Statement on the following pages. This year, IDACORP, Inc. is asking you to elect Directors and to ratify the appointment of an independent auditor for the fiscal year ending December 31, 1999.

The utility industry continues to undergo change, and we continue to change to meet the challenges of a competitive future. Anticipating and responding to the competitive future is critical to our continued viability and will determine our success in increasing the value of your investment. We will again share with you changes in the industry and the rebuilding of our organization.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.

/s/ Joseph W. Marshall                     /s/ Jan B. Packwood

Joseph W. Marshall                         Jan B. Packwood
Chairman & Chief Executive Officer         President & Chief Operating Officer

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted "For" proposal (1), election of management's nominees for directors, and "For" proposal (2), ratification of the selection of Deloitte & Touche LLP as independent auditor for the fiscal year 1999.

The undersigned hereby appoints Joseph W. Marshall and Robert W. Stahman, and each of them, proxies with full power of substitution to vote for the undersigned at the Joint Annual Meeting of Shareholders of IDACORP, Inc. and Idaho Power Company, and at any adjournments thereof, on the matters set forth in the Proxy Statement and such other matters as may come before the meeting and hereby directs that this proxy be voted in accordance with the instructions herein.

Please date, sign and promptly mail in the self-addressed return envelope which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

                                                                  March 23, 1999

Dear Shareholder of Idaho Power Company:

It is our pleasure to invite you to attend the upcoming 1999 joint annual meeting of Shareholders of IDACORP, Inc., and Idaho Power Company to be held on May 5, 1999, at 2:00 P.M., local time, at the Boise Centre on the Grove, 850 West Front Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Joint Proxy Statement on the following pages. This year, Idaho Power Company is asking you to elect Directors and to ratify the appointment of an independent auditor for the fiscal year ending December 31, 1999.

The utility industry continues to undergo change, and we continue to change to meet the challenges of a competitive future. Anticipating and responding to the competitive future is critical to our continued viability and will determine our success in increasing the value of your investment. We will again share with you changes in the industry and the rebuilding of our organization.

YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.

/s/ Joseph W. Marshall                     /s/ Jan B. Packwood

Joseph W. Marshall                         Jan B. Packwood
Chairman & Chief Executive Officer         President & Chief Operating Officer

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Properly executed proxies will be voted as marked and, if not marked, proxies received will be voted "For" proposal (1), election of management's nominees for directors, and "For" proposal (2), ratification of the selection of Deloitte & Touche LLP as independent auditor for the fiscal year 1999.

The undersigned hereby appoints Joseph W. Marshall and Robert W. Stahman, and each of them, proxies with full power of substitution to vote for the undersigned at the Joint Annual Meeting of Shareholders of IDACORP, Inc. and Idaho Power Company, and at any adjournments thereof, on the matters set forth in the Proxy Statement and such other matters as may come before the meeting and hereby directs that this proxy be voted in accordance with the instructions herein.

Please date, sign and promptly mail in the self-addressed return envelope which requires no postage if mailed in the United States. Please so indicate following your signature if you are signing in a representative capacity. If shares are held jointly, both owners should sign.

--------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS REGARDING:
(1) ELECTION OF DIRECTORS: ROGER L. BREEZLEY; JOHN B. CARLEY; JACK K. LEMLEY; EVELYN LOVELESS
              FOR                                 WITHHOLD
all nominees listed above (except  |_|     authority to vote for all  |_|
as marked to the contrary to the           nominees to the right
right)
                                                                          (INSTRUCTIONS: To withhold
                                                                          authority to vote for any
                                                                          individual nominee, write that
                                                                          nominee's name on the line
                                                                          provided below.)
                                         FOR  AGAINST  ABSTAIN
(2) Ratification of the selection        ---  -------  -------
    of Deloitte & Touche LLP as          |_|    |_|      |_|              ------------------------------
    Independent Auditor for the fiscal
    year ending December 31, 1999

If you wish to have any comments forwarded to
the Company, you must mark this box and then write       |_|
your comments on the reverse side of this form.
--------------------------------------------------------------------------------------------------------

----------------         ------------        PLEASE MARK ALL
ACCOUNT NUMBER              SHARES           CHOICES LIKE THIS |X|


SIGNATURE__________________________DATE_______

SIGNATURE__________________________DATE_______

--------------------------------------------------------------------------------------------------------
The Board of Directors Recommends a vote FOR the proposals regarding:
(1) ELECTION OF DIRECTORS:
              FOR                                 WITHHOLD                ROTCHFORD L. BARKER; ROBERT D.
all nominees listed to the right   |_|     Authority to vote for all |_|  ROLINDER; ROGER L. BREEZLEY; JOHN
(except as marked to the contrary          nominees to the right          B. CARLEY; PETER T. JOHNSON; JACK
to the right)                                                             K. LEMLEY; EVELYN LOVELESS; JON
                                                                          H. MILLER; JOSEPH W. MARSHALL;
                                                                          PETER S. O'NEIL;  JAN D.
                                                                          PACKWOOD; ROBERT A. TINSTMAN

                                                                          (INSTRUCTIONS: To withhold
                                         FOR  AGAINST  ABSTAIN            authority to vote for any
(2) Ratification of the selection        ---  -------  -------            individual nominee, write that
    of Deloitte & Touche LLP as          |_|    |_|      |_|              nominee's name on the line
    Independent Auditor for the fiscal                                    provided below.)
    year ending December 31, 1999
                                                                          ------------------------------
If you wish to have any comments forwarded to
the Company, you must mark this box and then write       |_|
your comments on the reverse side of this form.
--------------------------------------------------------------------------------------------------------

----------------         ------------        PLEASE MARK ALL
ACCOUNT NUMBER              SHARES           CHOICES LIKE THIS |X|


SIGNATURE__________________________DATE_______

SIGNATURE__________________________DATE_______